 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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AppTech Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AppTech Corp.
5876 Owens Ave, Suite 100
Carlsbad, California 92008

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON July 28, 2020

To the Stockholders of AppTech Corp.:

Notice is hereby given that the 2020 annual meeting of stockholders (the “Annual Meeting”) of AppTech Corp., a Wyoming Corporation (the “Company”) will be held exclusively online via the Internet at www.issuerdirect.com/virtual-event/APCX on Tuesday, July 28, 2020 at 9:30 a.m. Pacific Standard Time. The purposes of the meeting, as more fully described in the accompanying proxy statement (the “Proxy Statement”), are:

1.
To amend of the Articles of Domestication creating two classes of directors and staggering the terms of the Board;

2.
To elect the Company’s Class I Board of Directors (the “Board”). The Board intends to present for election the following three nominees: Roz Huang, William Huff, and Michael O’Neal to serve a term of one year until our 2021 annual meeting of stockholders.

3.
To elect the Company’s Class II Board of Directors (the “Board”). The Board intends to present for election the following four nominees: Luke D’Angelo, Michael Gross, Gary Wachs, and Christopher Williams to serve a term of two years until our 2022 annual meeting of stockholders.

4.
To approve the AppTech Equity Incentive Plan; and

5.
To ratify the appointment of dbbmckennon LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

Our board of directors (the “Board”) has fixed the close of business on May 21, 2020 as the record date (the “Record Date”) for determining holders of our common stock and preferred stock entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof.

The Company is pleased to take advantage of the Securities and Exchange Commission (the “SEC”) rules that allow issuers to furnish proxy materials to their shareholders in the Internet. The Company believes these rules allow it to provide you with the information you need while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. Accordingly, most stockholders will not receive printed copies of our proxy materials. We instead are mailing a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials and voting via the Internet, phone, fax or mail (the “Notice”). We encourage you to review the proxy materials and vote your shares. This delivery method allows us to conserve natural resources and reduce the cost of delivery while also meeting our obligations to you, our stockholders, to provide information relevant to your continued investment in the Company. If you received the Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions in the Notice for requesting those materials.

The Notice of Annual Meeting of Stockholders is being distributed or made available to stockholders on or about June 12, 2020.

The Annual Meeting will be presented exclusively online at www.issuerdirect.com/virtual-event/APCX. You will be able to attend the Annual Meeting online, vote your shares electronically and submit your questions to management during the Annual Meeting by visiting the aforementioned website.

Your vote is important. Whether or not you plan to attend the virtual Annual Meeting, please vote in accordance with the instructions in the Notice or mailed proxy card so that your shares will be represented at the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 28, 2020: The Company’s Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2019 are available at www.apptechcorp.com/investor-relations and www.iproxydirect.com/index.php/APCX.

Sincerely,
/s/ Jeff Moriarty
Jeff Moriarty
Carlsbad, California Date: June 12, 2020	Vice President of Corporate Development, Corporate Counsel and Secretary

AppTech Corp.

Proxy Statement
For the Annual Meeting of Stockholders
To Be Held on May 26, 2020

AppTech Corp.
5876 Owens Ave
Suite 100
Carlsbad, California 92008
(760) 707-5959

PROXY STATEMENT FOR THE
2020 ANNUAL MEETING OF STOCKHOLDERS

INTRODUCTION

2020 Annual Meeting of Stockholders

This Proxy Statement and associated proxy card are furnished in connection with the solicitation of proxies to be voted at the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of AppTech Corp. (sometimes referred to as “we,” “us,” the “Company” or “AppTech”), which will be held on Tuesday, July 28, 2020 at 9:30 a.m. Pacific Standard Time virtually via the Internet at https://www.issuerdirect.com/virtual-event/APCX.

By visiting this website, you may attend the Annual Meeting virtually online and submit your questions to management during the Annual Meeting. By visiting our proxy materials website, you may vote your shares electronically.

Notice of Internet Availability

This Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2019 (the “Annual Report”) are available to stockholders at www.apptechcorp.com/investor-relations and www.iproxydirect.com/index.php/APCX. On or about June 12, 2020, we will begin mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on (a) how to access and review this Proxy Statement and the Annual Report via the Internet and (b) how to obtain printed copies of this Proxy Statement, the Annual Report and a proxy card. The Notice also instructs you how you may submit your proxy over the Internet. If you received a Notice and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting those materials included in the Notice.

Proposals to be Voted on at the Annual Meeting

The following matters are scheduled to be voted on at the Annual Meeting:

●	Proposal 1: To amend the Articles of Domestication to stagger the Board and create two classes of Directors.
●	Proposal 2: To elect three (3) Class I directors nominated by our Board and named in this Proxy Statement to serve a term of one year until our 2021 annual meeting of stockholders;
●	Proposal 3: To elect four (4) Class II directors nominated by our Board and named in this Proxy Statement to serve a term of two years until our 2022 annual meeting of stockholders;
●	Proposal 4: To approve the AppTech Equity Incentive Program.
●	Proposal 5: To ratify the appointment of dbbmckennon as our independent registered public accounting firm for the year ending December 31, 2020;

Cumulative voting rights are authorized but appraisal or dissenters’ rights are not applicable to these matters.

Questions and Answers about the Annual Meeting

Please see “Questions and Answers about the Annual Meeting” beginning on page 26 for important information about the proxy materials, voting, the Annual Meeting, Company documents, communications and the deadlines to submit stockholders’ proposals and director nominees for the 2021 annual meeting of stockholders.

If you have any questions, require any assistance with voting your shares or need additional copies of this Proxy Statement or voting materials, please contact:

Investor Relations
AppTech Corp.
5876 Owens Ave.
Suite 100
Carlsbad, California 92008
(760) 707-5955

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL 1

AMENDMENT TO APPTECH’S ARTICLES OF DOMESTICATION

General

The Board is currently composed of five directors with 1-year terms. It is AppTech’s intention, upon shareholder approval, to expand the Board to 7 directors in two classes (Class I and Class II) with staggered 2-year terms. To accomplish the staggering, for the 2020 Director elections, Class I Directors shall only be elected to a 1-year term and Class II Directors will be elected to 2-year terms. Beginning in 2021, and the years thereafter, Class I Directors will be elected to 2-year terms. Vacancies which occur during the year may be filled by the Board of Directors for the remainder of the term.

Articles of Incorporation. Our Articles of Incorporation or Articles of Domestication do not currently specify the number of directors nor any class of directors.

Effective upon the amendment to the Company’s Articles of Domestication and election of the Class I and Class II Directors at the Annual Meeting, the number of directors composing the Board will be seven, and there will be three Class I directors and four Class II directors. There are no family relationships among any of our directors or executive officers. The Amended Articles of Domestication and its accompanying resolution are attached to this Proxy Statement as Appendix A.

Required Vote and Recommendation of the Board for Proposal 1

The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the amendment to the Articles of Domestication. Should the proposal receive more votes FOR than AGAINST among votes properly cast at the Annual Meeting, Proposal 1, amending the Articles of Domestication, shall be passed. Shares represented by signed proxy cards and ballots submitted via the telephone, fax or Internet will be voted on Proposal 1 FOR the amendment to the Articles of Domestication, unless otherwise marked on the proxy card or ballot, respectively. A broker non-vote or a properly executed proxy (or ballot) marked ABSTAIN with respect to the amendment of the Articles of Domestication will not be voted with respect to Proposal 1, although it will be counted for purposes of determining whether there is a quorum.

The Board unanimously recommends that you vote FOR the amendment to the Articles of Incorporation.

PROPOSAL 2

ELECTION OF CLASS I DIRECTORS

General

The Board is currently composed of five directors with 1-year terms. It is AppTech’s intention to expand the Board to 7 directors in two classes (Class I and Class II) with staggered 2-year terms. To accomplish the staggering, for the 2020 Director elections, Class I Directors shall only be elected to a 1-year term and Class II Directors will be elected to 2-year terms. Beginning in 2021, and the years thereafter, Class I Directors will be elected to 2-year terms.

Directors. Our current directors are Bobby Bedi, Luke D’Angelo, Michael Gross, Gary Wachs, and Christopher Williams.

Effective upon approval of the amendment to the Articles of Domestication and the election of the Class I and Class II Directors at the Annual Meeting, the number of directors composing the Board will be seven, and there will be three Class I directors and four Class II directors. There are no family relationships among any of our directors or executive officers.

Nominees for Election as Class I Directors at the Annual Meeting

This year’s nominees for election to the Board as Class I directors, each to serve for a term of one year expiring at the 2021 annual meeting of stockholders, or until his successor has been duly elected and qualified or until his earlier death, resignation or removal, are Roz Huang, William Huff and Michael O’Neal. Bobby Bedi will not be seeking reelection. Beginning at the 2021 annual meeting of the stockholders Class I directors shall be elected to a two (2) year term. Each of the nominees has agreed to serve as a director if elected, and we have no reason to believe that any nominee will be unable to serve if elected.

Name	Age	Positions and Offices Held with Company	Director Since
Roz Huang	52	N/A	N/A
William Huff	67	N/A	N/A
Michael O’Neal	64	N/A	N/A

Below is additional information about the nominees as of the date of this Proxy Statement, including business experience, director positions held currently or at any time during the last five years, involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused our nominating and corporate governance committee and our Board to determine that he or she should continue to serve as one of our directors. Non-management Director, Christopher Williams, recommended Roz Huang and William Huff to the Nominating and Corporate Governance Committee. Non-management Director, Michael Gross, recommended Michael O’Neal to the Nominating and Corporate Governance Committee.

Roz Huang is not, nor has she ever been, a member of the Board. Roz Huang is the President of Dandelion Global, LLC, CEO of Athena Music & Wellness Academy and Chairwoman of International Music & Wellness Council, an international Non- Profit organization, Advisor to the Board of Intivahealth, Inc. and Member of Board of Directors to Alzheimer’s Association Orange County. Her international business experience spans over 25 years in global investment and business development. Her expertise includes strategic planning in areas such as sustainability, green energy, healthcare, education, licensing, corporate governance and investor relations. She is a business interpreter and translator and an accomplished business journalist and public speaker.
The Board believes that Roz Huang should serve as a director of the Company.

William Huff is not, nor has she ever been, a member of the Board. Mr. Huff is a certified public accountant and brings to the Board vital expertise in finance and operations management. He has served on the Board of Directors of numerous companies, including as Chairman. His progressive experience and demonstrated leadership with nearly 100 start-up companies—Internet marketing and security, mortgage, finance, equipment leasing, collection agency, and real estate development businesses—and success in taking two companies public make him an ideal choice to guide and mentor the CEO, CFO and entire management team. He establishes and streamlines business systems that drive growth and increase efficiency and profits. His proven success creating shareholder value and developing and executing strategies to achieve and sustain financial growth demonstrates his strategic innovation.

He began his career with Arthur Andersen, and Co., and has served large companies as CFO, developing necessary systems in high growth environments. Forming his own practice 35 years ago, he became a marketing specialist, gaining national attention as his accounting franchise grew to top 25 in the nation in only three years. In 2008, he was a finalist for San Diego’s CFO of the Year. He has been a sought-after speaker at national conventions, sharing his growth techniques. He has worked with thousands of companies in his private practice, helping many to grow into multimillion-dollar operations. Currently, he is the founder and owner of YHWH, Inc. a tax and consulting firm. His character and integrity are essential assets, and he will be a great member of our Board of Directors.

The Board believes that William Huff should serve as a director of the Company.

Michael O’Neal is not, nor has she ever been, a member of the Board. He is an innovative, analytical, strategic CEO with extensive B2B and B2C experience executing revenue growth and business transformations for manufacturers, retailers, and distributors of technology-based products. Most recently, as its President Mr. O’Neal transformed Linear, a small engineering-based technology company into Nortek Security & Control, a $500M global leader in security, smart home control, health and wellness, and access control platforms and solutions. Prior to Linear/Nortek Security Control, Mr. O’Neal led several consumer technology development and manufacturing companies as well as number of retailers through transformations. He is currently working with several technology companies seeking to add new technologies and expand their market presence. He is a member of the San Diego Habitat for Humanity Board and past member of the Board of the Consumer Technology Association. He has spoken on several security/home control industry panels for Houlihan Lokey, Imperial Capital, and the Securing New Ground Conferences.

The Board believes that Michael O’Neal should serve as a director of the Company.

Required Vote and Recommendation of the Board for Proposal 2

The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of our directors. Cumulative voting is permitted. The three nominees receiving the most FOR votes among votes properly cast at the Annual Meeting will be elected to the Board as Class I directors. You may vote FOR or WITHHOLD on each nominee for election as director. Shares represented by signed proxy cards and ballots submitted via the Internet at the Annual Meeting will be voted on Proposal 2 FOR the election of Roz Huang, William Huff and Michael O’Neal to the Board at the Annual Meeting, unless otherwise marked on the proxy card or ballot, respectively. A broker non-vote or a properly executed proxy (or ballot) marked WITHHOLD with respect to the election of a Class I director will not be voted with respect to such director, although it will be counted for purposes of determining whether there is a quorum.

The Board unanimously recommends that you vote FOR the election of Roz Huang, William Huff and Michael O’Neal to the Board.

PROPOSAL 3

ELECTION OF CLASS II DIRECTORS
General

The Board is currently composed of five directors with 1-year terms. It is AppTech’s intention to expand the Board to 7 directors in two classes (Class I and Class II) with staggered 2-year terms. To accomplish the staggering, for the 2020 Director elections, Class I Directors shall only be elected to a 1-year term and Class II Directors will be elected to 2-year terms. Beginning in 2021, and the years thereafter, Class I Directors will be elected to 2-year terms.

Directors. Our current directors are Bobby Bedi, Luke D’Angelo, Michael Gross, Gary Wachs, and Christopher Williams.

Effective upon the election of the Class I and Class II Directors at the Annual Meeting, the number of directors composing the Board will be seven, and there will be four Class I directors and three Class II directors. There are no family relationships among any of our directors or executive officers.

Nominees for Election as Class II Directors at the Annual Meeting

This year’s nominees for election to the Board as Class II directors, each to serve for a term of two years expiring at the 2022 annual meeting of stockholders, or until his successor has been duly elected and qualified or until his earlier death, resignation or removal, are Luke D’Angelo, Michael Gross, Gary Wachs and Christopher Williams. Each of the nominees is currently a member of our Board and has agreed to serve as a director if elected, and we have no reason to believe that any nominee will be unable to serve if elected.

Name	Age	Positions and Offices Held with Company	Director Since
Luke D’Angelo	51	Chairman of the Board; Interim CEO	2013
Michael Gross	65	Director; Former CEO	2017
Gary Wachs	64	Director; CFO	2013
Christopher Williams	68	Director	2016

Below is additional information about the nominees as of the date of this Proxy Statement, including business experience, director positions held currently or at any time during the last five years, involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused our nominating and corporate governance committee and our Board to determine that he or she should continue to serve as one of our directors.

Luke D’Angelo has been the Chairman of the Board since 2013 and Interim Chief Executive Officer since December 2019. Mr. D'Angelo served as the Company's Chief Executive Officer from 2013 to 2017 and as Chief Investment Officer since 2017. Mr. D'Angelo has over 25 years' experience in real estate, investment banking, venture capital and commercial operations. In 2006, he founded a merchant services company, Transcendent One, Inc. which became an Inc. 500 fastest growing company, ranked at #105. Mr. D'Angelo's company was the first "Merchant Owned" company in the United States, offering ownership in the company to customers based on their monthly credit card processing volumes. In 2009, Mr. D'Angelo founded TransTech One, LLC a subsidiary to Transcendent One, Inc. that had a focus in the bill payment and technology industries.

The Board believes that Mr. D’Angelo should continue to serve as a director of the Company.

Michael Gross has served as a Director since 2017 and as our Chief Executive Officer from 2017 until December 2019. Starting as a salesman, Mr. Gross eventually became the president of Jones Boys Sales Promotions Co. in 1980, at the young age of 25, and began working directly with the owner on company expansion and new product development. In 1997, Mr. Gross purchased Jones Boys Sales Promotions Co, now Crossfire Marketing Group, Inc., and remains the owner. In addition to his work at Crossfire Marketing Group, Inc and with us, Mr. Gross works with several AI companies on creating a conversation synthetic agent for lead generation as well as development for customer service to improve efficiency. With over 40 years in the industry, Mr. Gross has worked with more than 400 U.S. and Canadian media companies, setting up strategic campaigns and alliances.

The Board believes that Mr. Gross should continue to serve as a director of the Company.

Gary Wachs has served as Director since 2013 and our Chief Financial Officer since 2013. Mr. Wachs is a Certified Public Accountant who has spent his career in high-level accounting, finance and tax. Mr. Wachs served as Managing Partner of Blake and Shaffer, a Certified Public Accounting firm, and has been a Managing Member of Blake and Wachs CPA, LTD (formerly Blake and Shaffer) since 1997. He manages corporate accounting and taxes, is experienced in PCAOB accounting and certified audits, and a variety of other accounting, tax, and consulting areas.

The Board believes that Mr. Wachs should continue to serve as a director of the Company.

Christopher Williams has served as a Director since 2016. Mr. Williams is a corporate finance attorney with a 42-year background in corporate and entertainment finance, investment property transactions and investment banking, including service on the board of directors and advisory boards for several private equity funds and venture capital firms. He served as Outside Corporate Counsel for several publicly traded companies and financial institutions assisting clients in raising over $500 Million in capital and alternate forms of financing. Mr. William's prior experience also includes 20 years active duty as a Navy JAG officer, Police Officer, Special Criminal Investigator, San Diego Superior Court Arbitrator, San Diego Superior Court Judge Pro Tem, San Diego Superior Court Special Settlement Conference Panel Judge, State of California Special Master, Professor, Federal Magistrate - Military Review Officer, and San Diego County Bar Arbitrator. In addition, Mr. Williams was selected to serve as Special Advisor to the Governor of California and acted as Bond Counsel for several municipalities in California with over $2 Billion in underwriting.

The Board believes that Mr. Williams should continue to serve as a director of the Company.

Required Vote and Recommendation of the Board for Proposal 3

The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of our directors. Cumulative voting is permitted. The four nominees receiving the most FOR votes among votes properly cast at the Annual Meeting will be elected to the Board as Class II directors. You may vote FOR or WITHHOLD on each nominee for election as director. Shares represented by telephone voted, signed proxy cards and ballots submitted via the Internet at the Annual Meeting will be voted on Proposal 3 FOR the election of Mr. D’Angelo, Mr. Gross, Mr. Wachs and Mr. Williams to the Board at the Annual Meeting, unless otherwise marked on the proxy card or ballot, respectively. A broker non-vote or a properly executed proxy (or ballot) marked WITHHOLD with respect to the election of a Class II director will not be voted with respect to such director, although it will be counted for purposes of determining whether there is a quorum.

The Board unanimously recommends that you vote FOR the election of Luke D’Angelo, Michael Gross, Gary Wachs and Christopher Williams to the Board.

CORPORATE GOVERNANCE

Independent Directors

Currently no Directors qualify as an independent director in accordance with the published listing requirements of the Nasdaq Global Market, or Nasdaq. The Nasdaq independence definition includes a series of objective tests, such as that the director is not also one of our employees and has not engaged in various types of business dealings with us. In addition, as further required by the Nasdaq rules, the Board has made a subjective determination as to each potential, future independent director that no relationships exist that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities as they may relate to us and our management. AppTech is currently listed on the OTC Pink Market, which does not have director independence requirements. Upon the election of the named individuals as Class I Directors, in Proposal 2, above, the Board will have three independent directors. Further, in December 2020, it is the Board’s current assessment that Christopher Williams shall also be deemed independent in accordance with the requirements above.

Board Committees

The Board established a Corporate Governance and Nominating committee and will establish an Audit and Finance Committee, and a Compensation Committee upon successfully expanding the Board of Directors at our 2020 Annual Shareholder meeting to include additional independent directors in accordance with Nasdaq standards described above and SEC rules and regulations. The Board and its committees will set, upon creation, schedules to meet throughout the year and may also hold special meetings and act by written consent from time to time as appropriate. The independent directors of the Board will also hold separate regularly scheduled executive session meetings at least twice a year at which only independent directors are present. The Board has delegated various responsibilities and authority to its committees as generally described below. The committees regularly report on their activities and actions to the full Board. By the end of 2020, each member of each committee of the Board will qualify as an independent director in accordance with the Nasdaq standards described above and SEC rules and regulations. The Corporate Governance Committee and Nominating has a written charter approved by the Board. Upon creation, each remaining committee of the Board will have a written charter approved by the Board. Copies of each charter will be posted on our website at www.apptechcorp.com under the Investor Relations section. The inclusion of our website address in this Proxy Statement does not include or incorporate by reference the information on our website into this Proxy Statement.

The following table provides membership and meeting information for each of the committees of the Board during 2019:

Committee	Chairman	Other Members	Number of Meetings in 2019
Audit Committee	N/A	N/A	0
Compensation Committee	N/A	N/A	0
Corporate Governance and Nominating Committee	N/A	N/A	0

The primary responsibilities of each committee are described below.

Audit Committee

Our audit committee currently consists of no committee members. Upon creation, the Board will annually review the Nasdaq listing standards definition of independence for audit committee members and, if so classified, will determine that all members of our audit committee are independent (as independence is currently defined in applicable Nasdaq listing standards and Rule 10A-3 promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).

The Board, based on recommendations from our nominating and corporate governance committee, will determine that the committee chair qualifies as an “audit committee financial expert,” as that term is defined in the rules and regulations of the SEC. The designation of the committee chair as an “audit committee financial expert” will not impose on him/her any duties, obligations or liability that are greater than those that are generally imposed on him as a member of our audit committee and the Board, and his/her designation as an “audit committee financial expert” pursuant to this SEC requirement will not affect the duties, obligations or liability of any other member of our audit committee or the Board.

The audit committee will monitor our corporate financial statements and reporting and our external audits, including, among other things, our internal controls and audit functions, the results and scope of the annual audit and other services provided by our independent registered public accounting firm and our compliance with legal matters that have a significant impact on our financial statements. Our audit committee will also consult with our management and our independent registered public accounting firm before our annual audited financial statements are included in our Annual Report and, as appropriate, initiate inquiries into aspects of our financial affairs. Our audit committee will be responsible for establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. Our audit committee will monitor compliance with our Code of Business Conduct and oversee our compliance programs. In addition, our audit committee is directly responsible for the appointment, retention, compensation and oversight of the work of our independent auditors, including approving services and fee arrangements. Our audit committee will approve related party transactions before we enter into them, in accordance with the applicable rules.

Both our independent registered public accounting firm and our internal financial personnel will regularly meet with, and have unrestricted access to, the audit committee.

Compensation Committee

Our compensation committee currently consists of no members. Upon creation, the Board will, if so classified, determine that each committee member satisfies the additional Nasdaq independence test for compensation committee members as well as the general independence requirements of Nasdaq and the SEC rules and regulations for directors. In addition, each member of our compensation committee will be (a) a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act and (b) an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended.

The compensation committee will make recommendations to the Board and review and approve our compensation policies and all forms of compensation to be provided to our directors and executive officers, including, among other things, annual salaries, bonuses, equity incentive awards and other incentive compensation arrangements. In addition, our compensation committee will administer our equity incentive and employee stock purchase plans, including granting stock options or awarding restricted stock units to our directors and executive officers. Our compensation committee will also review and approve employment agreements with executive officers and other compensation policies and matters.

In accordance with Nasdaq listing standards and our yet to be instituted compensation committee charter, our compensation committee will have the authority and responsibility to retain or obtain the advice of compensation consultants, legal counsel and other compensation advisors, the authority to direct the Company to pay such advisors and the responsibility to consider the independence factors specified under applicable law and any additional factors the compensation committee deems relevant.

Corporate Governance and Nominating Committee

Our corporate governance and nominating committee currently consists Luke D’Angelo, Gary Wachs and Christopher Williams (Committee Chair). Our nominating and corporate governance committee identifies, evaluates and recommends nominees to the Board and committees of the Board, conduct searches for appropriate directors and evaluates the performance of the Board and of individual directors. Our nominating and corporate governance committee determines that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements and having a general understanding of our industry. In evaluating potential nominees to the Board, the nominating and corporate governance committee considers a wide variety of qualifications, attributes and other factors and recognizes that a diversity of viewpoints and practical experience can enhance the effectiveness of the Board. Accordingly, as part of its evaluation of each candidate, the nominating and corporate governance committee takes into account that candidate’s background, experience, qualifications, attributes and skills that may complement, supplement or duplicate those of other prospective candidates and current directors. All nominees (other than nominees who are executive officers or whoa re directors standing for reelection), as stated above, were recommended by non-management directors. Michael Gross, a non-management director, who beneficially owned more than 5% of AppTech’s voting common stock, recommended Michael O’Neal to the nominating committee.

Our corporate governance and nominating committee also considers candidates proposed in writing by stockholders, provided such proposal meets the eligibility requirements for submitting stockholder proposals under our amended and restated bylaws and is accompanied by adequate information about the candidate and the stockholder submitting the proposal. Our corporate governance and nominating committee evaluates candidates proposed by stockholders by using the same criteria as for all other candidates.

Our corporate governance and nominating committee is also responsible for reviewing developments in corporate governance practices, evaluating the adequacy of our corporate governance practices and reporting and making recommendations to the Board concerning corporate governance matters. Our nominating and corporate governance committee has not adopted a policy regarding the consideration of diversity in identifying director nominees.

Board Meetings and Attendance

The Board held six meetings in 2019. During 2019, each incumbent member of the Board attended 75% or more of the aggregate of (a) the total number of Board meetings held during the period of such member’s service and (b) the total number of meetings of committees on which such member served, during the period of such member’s service.

Director Attendance at Annual Meetings of Stockholders

Directors are encouraged, but not required, to attend our annual stockholder meetings. All of our directors attended our last annual meeting.

Separation of CEO

On November 20, 2019, we resolved to accept the resignation of CEO Michael Gross that took effect on December 3, 2019 (the “Transition Date”). Under the resignation, effective on the Transition Date:

●	Michael Gross resigned as our Chief Executive Officer, retained his position as a director and became a consultant to the Company.

●	Chairman of the Board Luke D’Angelo, previously our Chief Investment Officer, the was promoted to Interim Chief Executive Officer.

Compensation Committee Interlocks and Insider Participation

Upon creation, none of the members of the compensation committee will or have ever been an officer or employee of the Company. No executive officer of the Company serves as a member of the Board or compensation committee of any other entity that has one or more executive officers serving as a member of the Board or our compensation committee.

Risk Oversight

The Board oversees the management of risks inherent in the operation of our business and the implementation of our business strategies. The Board performs this oversight role by using several different levels of review. In connection with its reviews of the operations and corporate functions of our Company, the Board addresses the primary risks associated with those operations and corporate functions. In addition, the Board reviews the risks associated with our Company’s business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies.

Each of our Board committees will also oversee the management of our Company’s risk that falls within the committee’s areas of responsibility. In performing this function, each committee will have full access to management, as well as the ability to engage advisors. Our Chief Financial Officer, Corporate Counsel and other members of management will report to the audit committee with respect to risk management, and our Chief Financial Officer and our Corporate Counsel are responsible for identifying, evaluating and implementing risk management controls and methodologies to address any identified risks. In connection with its risk management role, our audit committee will meet privately with representatives from our independent registered public accounting firm and our Chief Financial Officer, Corporate Counsel and other members of management. The audit committee will oversee the operation of our risk management program, including the identification of the primary risks associated with our business and periodic updates to such risks and reports to the Board regarding these activities.

Employee Compensation Risks

As part of its oversight of our executive compensation program, the compensation committee will consider the impact of our executive compensation program, and the incentives created by the compensation awards that it administers, on our risk profile. In addition, the compensation committee will review the compensation policies and procedures for all employees, including the incentives that they create and factors that may reduce the likelihood of excessive risk taking, to determine whether they present a significant risk to us.

Code of Business Conduct

The Board adopted a Code of Business Conduct that relates to ethics and business conduct that applies to all of our Directors, Officers and members of senior management. The full text of our Code of Business Conduct is posted on our website at www.apptechcorp.com under the Investor Relations section. We intend to disclose future amendments to certain provisions of our Code of Business Conduct, or waivers of such provisions, applicable to our directors, executive officers and members of senior management at the same location on our website identified above and also in a Current Report on Form 8-K, as required, within four business days following the date of such amendment or waiver. Further, all employees must adhere for our Code of Conduct as a condition of employment. The inclusion of our website address in this Proxy Statement does not include or incorporate by reference the information on our website into this Proxy Statement.

Limitation of Liability and Indemnification

We have entered or will enter into indemnification agreements with each of our directors and executive officers. The agreements provide that we will indemnify each of our directors and executive officers against any and all expenses incurred by that director or executive officer because of his status as one of our directors or executive officers, to the fullest extent permitted by Wyoming law and our amended and restated bylaws.

Our amended and restated bylaws contain provisions relating to the limitation of liability and indemnification of directors. The restated certificate of incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director.

Communications to the Board

Stockholders interested in communicating with the independent directors, should such an individual be elected, or any member of the Board of Directors, regarding their concerns or issues may address correspondence to a particular director or to the independent directors generally, care of AppTech Corp., 5876 Owens Avenue Suite 100, Carlsbad, CA, 92008, Attn: Secretary Jeff Moriarty. The Secretary of the Company has the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any inappropriate communications. If the Secretary of the Company deems a communication to be appropriate, he will forward it, depending on the subject matter, to the Chairman of the Board, the chair of a committee of the Board, the full Board or a particular director, as appropriate.

Director & Advisor Compensation

The following table describes our current non-employee director and advisor compensation program, which consists of annual restricted stock unit retainers paid in four quarterly payments and options to purchase shares of our common stock:

Term	Compensation (1)
Annual Restricted Stock Unit Retainer for All Non-Employee Directors	50,000 restricted stock units of AppTech common stock
Chairman of Board (if non-employee)	Additional annual retainer of 25,000 restricted stock units
Lead Non-Employee Director	Additional annual retainer of 15,000 restricted stock units
Chair of Audit Committee	Additional annual retainer of 25,000 restricted stock units
Chair of Compensation Committee	Additional annual retainer of 15,000 restricted stock units
Chair of Nominating and Corporate Governance Committee	Additional annual retainer of 15,000 restricted stock units
Non-Chair Member of Audit Committee	Additional annual retainer of 10,000 restricted stock units
Non-Chair Member of Compensation Committee	Additional annual retainer of 5,000 restricted stock units
Non-Chair Member of Nominating and Corporate Governance Committee	Additional annual retainer of 5,000 restricted stock units
Initial Option Grant	Option to purchase up to 25,000 shares of our common stock upon election as director (2)
Annual Option Grant	Option to purchase 25,000 shares of our common stock following each annual meeting of stockholders (2)
Annual Restricted Stock Unit Retainer for All Non-Employee Advisory Board Members	10,000 restricted stock units of AppTech common stock
Initial Option Grant for Advisory Board Members	Option to purchase 15,000 shares of our common stock following each annual meeting of stockholders (2)
Annual Option Grant for Advisory Board Members	Option to purchase up to 15,000 shares of our common stock upon appointment as advisor (2)

(1) The compensation described within this table was not in place during the year 2019. During 2019 no directors received compensation for being a member of the Board of Directors.

(2) Options vest and become exercisable in equal monthly installments over the following 12 months after grant if the director or advisor provides continuous service through the applicable vesting date.

All stock option grants to non-employee directors will have an exercise price per share equal to the fair market value of one share of our common stock on the date of grant and will be subject to the terms of the AppTech Corp. equity incentive plans.

Director Compensation Table for Year Ended December 31, 2019

The following table sets forth information regarding compensation earned by each of our directors during the fiscal year ended December 31, 2019:

Name(1)	Fees Earned or Paid in Cash ($)	Fees Earned in Restricted Stock Units (2)	Option Awards ($)(3)	Total ($) (4)
Bobby Bedi	-	-	-	-
Luke D’Angelo	-	-	-	-
Michael Gross	-	-	-	-
Gary Wachs	-	-	-	-
Christopher Williams	-	-	-	-

(1)	Mr. Bedi, Mr. D’Angelo, Mr. Gross and Mr. Wachs were employed as executives during the year ended December 31, 2019. Currently, for more information on executive compensation, refer to page 22.
(2)	The amounts reported in this column represent the aggregate grant date fair value of Restricted Stock Units in accordance with FASB ASC Topic 718.
(3)
The amounts reported in this column represent the aggregate grant date fair value of option awards computed in accordance with FASB ASC Topic 718. The fair value of each option award is estimated on the date of grant using the Black-Scholes option-pricing model.

(4)
The amounts reported in this column represent the aggregate grant date fair value of option awards computed in accordance with FASB ASC Topic 718. The fair value of each option award is estimated on the date of grant using the Black-Scholes option-pricing model.

None of the current directors hold outstanding and unexercised options to purchase shares of our common stock held as of December 31, 2019.

PROPOSAL 4

APPROVAL OF APPTECH’S EQUITY INCENTIVE PLAN

General

Without approval of a new or amended equity-based compensation plan, our ability to provide market-level compensation to attract and retain high caliber directors, employees and partners necessary to achieve superior performance would be severely hampered.

AppTech does not currently, nor have they ever, had a stockholder approved equity incentive plan. On May 27, 2020, our Board of Directors adopted the amended Equity Incentive Plan and recommended that it be submitted to our stockholders for their approval at the Annual Meeting. The following is a summary of certain features of the amended Equity Incentive Plan. The summary is qualified in its entirety by reference to the complete text of the Amended Equity Incentive Plan. You are urged to read the actual text of the amended Equity Incentive Plan in its entirety, which is set forth in Appendix B.

Shares Available for Awards

Under the amended Equity Incentive Plan, the total number of shares of our common stock that may be subject to Awards is 5,000,000.

Eligibility

The persons eligible to receive the Awards under the Amended Equity Incentive Plan are Employees, Directors, Merchants, Referral Partners, Channel Partners and other interested individuals.

Required Vote and Recommendation of the Board for Proposal 4

The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the approval of the amended Equity Incentive Plan. Should the proposal receive more votes FOR than AGAINST among votes properly cast at the Annual Meeting, Proposal 4, approving the amended Equity Incentive Plan, shall be passed. Shares represented by signed proxy cards and ballots submitted via the Internet at the Annual Meeting will be voted on Proposal 4 FOR the approval of the amended Equity Incentive Plan, unless otherwise marked on the proxy card or ballot, respectively. A broker non-vote or a properly executed proxy (or ballot) marked ABSTAIN with respect to approving the amended Equity Incentive Plan will not be voted with respect to Proposal 4, although it will be counted for purposes of determining whether there is a quorum.

The Board unanimously recommends that you vote FOR the approval of the Amended Equity Incentive Plan

PROPOSAL 5

RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has selected dbbmckennon, an independent registered public accounting firm, as our independent auditors for the year ending December 31, 2020, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. dbbmckennon has served as our independent registered public accounting firm since July 18, 2014. Representatives of dbbmckennon are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our amended and restated bylaws nor other governing documents or laws require stockholder ratification of the appointment of dbbmckennon as our independent registered public accounting firm. However, the Board of Directors is submitting the appointment of dbbmckennon to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board Directors will reconsider whether or not to retain dbbmckennon. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

For the selection by the audit committee of dbbmckennon as the independent registered public accounting firm of the Company for the year ending December 31, 2020 to be ratified, we must receive a FOR vote from the holders of a majority of all those outstanding shares that (a) are present or represented by proxy at the Annual Meeting, and (b) are cast either affirmatively or negatively on Proposal 5. Abstentions and broker non-votes will not be counted FOR or AGAINST the proposal and will have no effect on the proposal. Please note that brokers holding shares for a beneficial owner that have not received voting instructions with respect to the ratification of the approval of the appointment of dbbmckennon will have discretionary voting authority with respect to this matter.

The Board unanimously recommends that you vote FOR Proposal 5.

Independent Registered Public Accounting Firm’s Fees

The following table sets forth the fees billed by dbbmckennon, our independent registered public accounting firm, for audit and non-audit services rendered to us in 2019 and 2018. These fees are categorized as audit fees, audit-related fees, tax fees and all other fees. The nature of the services provided in each category is described following the table.

	Year Ended December 31,
	2019	2018
Dbbmckennon Fees
Audit fees (1)	$44,000	$-
Audit-related fees	-	-
Tax fees (2)	10,000	2,000
All other fees (3)	20,215	-
Total aggregate fees	$74,215	$2,000

(1) The fees billed or incurred by dbbmckennon for professional services in 2019 and 2018 include the audit of our annual financial statements and internal control over financial reporting included in the Annual Report.

(2) In 2019 and 2018, fees billed or incurred by dbbmckennon were for professional services rendered in connection with tax return preparation.

(3) In 2019, fees billed by dbbmckennon were for review of our quarterly financial statements.

All fees described above were pre-approved by the board of directors.

Pre-Approval Policies and Procedures of the Board of Directors

The Board of Director’s policy is to pre-approve all audit and permissible non-audit services rendered by dbbmckennon, our independent registered public accounting firm. The Board of Directors can pre-approve specified services in defined categories of audit services, audit-related services and tax services up to specified amounts, as part of the Board of Directors’ approval of the scope of the engagement of dbbmckennon or on an individual case-by-case basis before dbbmckennon is engaged to provide a service. The board of Directors has determined that the rendering of tax-related services by dbbmckennon in 2020 is compatible with maintaining the principal accountant’s independence for audit purposes. dbbmckennon has not been engaged to perform any non-audit services other than tax-related services.

AUDIT COMMITTEE REPORT

AppTech does not currently employ an audit committee because it lacks the requisite independent directors and an Audit Committee Financial Expert to construct such a committee. Upon expanding the Board of Directors to seven (7) directors, AppTech intends to have the audit committee review and discuss with management our audited consolidated financial statements and “Management’s Report on Internal Control over Financial Reporting” in Item 9A included in the Annual Report.

Once created, the audit committee will discuss with dbbmckennon those matters required to be discussed by the auditors with the audit committee under the rules adopted by the Public Company Accounting Oversight Board (the “PCAOB”). The audit committee will receive the written disclosures and the letter from dbbmckennon required by applicable requirements of the PCAOB regarding dbbmckennon’s communication with the audit committee concerning independence, and will discuss with dbbmckennon their independence. The audit committee will consider with dbbmckennon whether the non-audit services that dbbmckennon provided to us during the previous year was compatible with their independence.

Based upon the review and discussions described above, and if the requisite standards are met, the audit committee will recommend to the Board that the audited consolidated financial statements be included in the Annual Report for filing with the SEC. We have selected dbbmckennon as the Company’s independent registered public accounting firm for the year ending December 31, 2020, and have approved submitting the selection of the independent registered public accounting firm for ratification by the stockholders.

The material in this Audit Committee Report shall not be deemed to be “soliciting material” or “filed” with the SEC. This Audit Committee Report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act of 1933, as amended, except to the extent we specifically incorporate it by reference into such filing.

 COMPENSATION COMMITTEE REPORT

AppTech does not currently employ a compensation committee because it lacks the requisite independent directors in order to do so. Upon expanding the Board of Directors to seven (7) directors, AppTech intends to have the compensation committee will make recommendations to the Board and review and approve our compensation policies and all forms of compensation to be provided to our directors and executive officers, including, among other things, annual salaries, bonuses, equity incentive awards and other incentive compensation arrangements. In addition, our compensation committee will administer our equity incentive and employee stock purchase plans, including granting stock options or awarding restricted stock units to our directors and executive officers. Our compensation committee will also review and approve employment agreements with executive officers and other compensation policies and matters. Because no such committee is in existence, the Board of Directors currently acts in the manner described above.

The Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) ((§ 229.402(b)) with management. Based on the review and discussion referred to in paragraph (e)(5)(i)(A) on this Item, the Board of Directors recommended that the Compensation Discussion and Analysis be included in our proxy statement on Schedule 14A.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Overview

The first table below provides information concerning beneficial ownership of our common stock and preferred stock as of the record date by each stockholder, or group of affiliated stockholders, known to us to beneficially own more than 5% of our outstanding common stock and preferred stock.

The second table provides information concerning beneficial ownership of our common stock as of the record date, by:

●	each of our named executive officers;

●	each of our directors; and

●	all of our current executive officers and directors as a group.

The following tables are based upon information supplied by directors, executive officers and principal stockholders; and Schedule 13G, Schedule 13D and Section 16 filings filed with the SEC through the record date. The column in each table entitled “Percentage of Shares of Common Stock Beneficially Owned” is based upon 86,538,325 shares of common stock outstanding as of the record date.

Preferred Stock

We have one authorized and outstanding series of preferred stock: our Series Preferred Stock. As of the record date, there are fourteen (14) shares of our Series A preferred stock issued and outstanding. The holders of Series A preferred stock are entitled to one vote per share on an "as converted" basis on all matters submitted to a vote of stockholders and are entitled to cumulate their votes in the election of directors. The holders of Series A preferred stock are entitled to any dividends that may be declared by the Board of Directors out of funds legally available, therefore on a pro rata basis according to their holdings of shares of Series A preferred stock, on an as converted basis. In the event of liquidation or dissolution of the Company, holders of Series A preferred stock are entitled to share ratably in all assets remaining after payment of liabilities and have no liquidation preferences. Holders of Series A preferred stock have a right to convert each share of Series A preferred stock into 780 shares of common stock.

Explanation of Certain Calculations in the Table for 5% Stockholders

The column in the following table entitled “Number of Shares of Common Stock Beneficially Owned” all issued and outstanding share of common stock on the record date. To our knowledge, the stockholders listed in the table beneficially own no other securities or right under which they are entitled to acquire shares of common stock within 60 days of the record date.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Shares of Common Stock Beneficially Owned	Number of Shares of Series A Preferred Stock Beneficially Owned	Percentage of Shares of Series A Preferred Stock Beneficially Owned

5% Stockholders (other than our executive officers and directors)
Collingsworth Properties (1)	-	-	1	7.14%
Jan Carson Connolly (2)	-	-	1	7.14%
Timothy J. Connolly (3)	-	-	4	28.60%
Cornell Capital Partners LP (4)	-	-	1	7.14%
Steve Cox (5)	7,409,400	8.56%	-	-
Richard Dole (6)	-	-	1	7.14%
Ali Ebrahimi (7)	-	-	1	7.14%
Kerry French (8)	-	-	1	7.14%
Mehrak Hamzeh (9)	4,500,000	5.20%	-	-
Hunter Holdings Inc. (10)	-	-	1	7.14%
J. Michael King (11)	-	-	1	7.14%
Newbridge Securities Corp. (12)	-	-	1	7.14%
Michael O. Sutton (13)	-	-	1	7.14%

(1) The mailing address for Collingsworth Properties is 6575 West Loop South Ste. 700, Bellaire, TX 77056.
(2) The mailing address for Jan Carson Connolly is 109 N. Post Oak Ln. Suite 422, Houston, Tx 77024.
(3) The mailing address for Timothy J. Connolly is 109 N. Post Oak Ln. Suite 422, Houston, Tx 77024.
(4) The mailing address for Cornell Capital Partners LP is 101 Hudson St. Suite 3700, Jersey City, NJ 07302.
(5) The mailing address for Steve Cox is 6682 Elegante Way, San Diego, CA 92130.
(6) The mailing address for Richard Dole is 318 Indian Bayou, Houston, TX 77057.
(7) The mailing address for Ali Ebrahimi is 9802 Westheimer Suite 250, Houston, TX 77042.
(8) The mailing address for Kerry French is One Riverway Suite 2400, Houston, TX 77056.
(9) The mailing address for Mehrak Hamzeh is 111 Quintas Lane, Moraga, CA 94556.
(10) The mailing address for Hunter Holdings Inc. is P.O. Box 270990, Houston, TX 77277.
(11) The mailing address for J. Michael King is 3887 Pacific Street, Las Vegas, NV 89121.
(12) The mailing address for Newbridge Securities Corp. is 1451 W. Cypress Creek Rd. Ste 204 Fort Lauderdale, FL 33309
(13) The mailing address for Michael O. Sutton is 125 Broad St., 15th Floor, New York, NY 10004.

Explanation of Certain Calculations in the Table for Directors and Named Executive Officers

The column in the following table entitled “Number of Shares of Common Stock Beneficially Owned” all issued and outstanding share of common stock on the record date. To our knowledge, the stockholders listed in the following table, as well as the executive officers included in the group but not specifically named, beneficially own no other securities or right under which they are entitled to acquire shares of common stock within 60 days of the record date.

Because our executive officers and directors do not beneficially own any shares of our preferred stock, the table omits the columns that describe ownership of Series A Preferred Stock.

Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned	Percentage of Shares of Common Stock Beneficially Owned
Directors and Named Executive Officers
Bobby Bedi	2,130,000	2.46%
Luke D’Angelo	8,034,537	9.28%
Michael Gross (2)	7,281,517	8.41%
Virgilio Llapitan	1,897,500	2.19%
Robert Sanchez (3)	5,500,000	6.36%
Gary Wachs	7,581,517	8.76%
Christopher Williams	990,000	1.14%
All current directors and executive officers as a group (7 persons)	33,415,071	38.61%

(1)	Unless otherwise indicated, the address for each beneficial owner is c/o AppTech Corp., 5876 Owens Ave., Suite 100, Carlsbad, CA 92008.
(2)	Includes 1,000,000 shares owned by Crossfire Marketing Group, in which Michael Gross is the sole owner.
(3)	Includes 5,000,000 shares owned by GlobalTel Media, in which Robert Sanchez is the controlling shareholder.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock to file reports with the SEC regarding their ownership and changes in ownership of our securities and to furnish us with copies of all Section 16(a) reports that they file.

Based solely upon a review of the reports furnished to us and written representations provided to us by all of our directors and executive officers, we believe that during the year ended December 31, 2019, our directors, executive officers and greater than 10% stockholders were not required to file reports under Section 16(a). Based solely upon a review of the reports furnished to us and written representations provided to us by all of our directors, executive officers and greater than 10% stockholders recently filed their requisite Form 3, which were delinquent prior to filing.

CERTAIN RELATIONSHIPS AND RELATED PERSONS TRANSACTIONS

Other than the following and as disclosed, there have been no material transactions between us and our officers or directors, or any of their respective affiliates, during the last two (2) years.

In 2019 and 2018, we obtained $39,319 and $41,047 loans payable from Luke D’Angelo, net. As of December 31, 2019 and 2018, the balance of the loans payable was $92,001 and $52,682, respectively. The loans payable are due on demand, unsecured and non-interest bearing as there are no formal agreements.

In 2019 and 2018, we reimbursed expenses related to various marketing expenses, professional fees and other expenses advanced by two related parties and significant shareholders through other business ventures. Based on his ownership interest in Crossfire Marketing Group, for the years ended December 31, 2019 and 2018, the reimbursement amounts to Michael Gross were $97,800 and $30,000, respectively. Further, based on his ownership interest in Blake & Wachs LTD, for the year ended December 31, 2019, the reimbursement amount to Gary Wachs was $81,000.

In 2018, we obtained $1,400 loan payable from Michael Gross. As of December 31, 2019 and 2018, the balance of the loan payable was $1,400. The loan payable is due on demand, unsecured and non-interest bearing as there are no formal agreements.

In 2017, we issued $222,000 in convertible notes from Luke D’Angelo. The convertible notes payable are currently due on demand, incur interest at 10% per annum and are convertible at $0.10 per share. As of December 31, 2019 and 2018. Accrued interest related to the convertible notes was $53,988 and $31,787, respectively. As of December 31, 2019. We are in default of the convertible notes payable.

Through their business interests in Crossfire Marketing Group and Blake and Wachs, Michael B, Gross and Gary Wachs helped fund operations through notes payable in primarily 2009 and 2010. The notes payable incur interest at 10% per annum and were due on December 31, 2016. As of December 31, 2019 and 2018, the aggregate balance of the notes payable was $620,356 and accrued interest was $575,480 and $512,945, respectively. As of December 31, 2019, we were in default of convertible notes payable.

In 2008, we issued $150,000 in convertible notes from Michael B. Gross and Gary Wachs. The convertible notes payable are currently due on demand, incur interest at 15% per annum and convertible at $0.60 per share. As of December 31,2019 and 2018, accrued interest related to the convertible notes was $243,375 and $220,875, respectively. As of December 31, 2019, we were in default of convertible notes payable.

All related persons transactions were reviewed and approved by a majority of the Board of Directors on terms no less favorable than those that could be obtained from unaffiliated third parties. Further. we intend to ensure that all future transactions between us and any Related Person are approved by a majority of the members of the Board, including a majority of the independent and disinterested members of the Board, and are on terms no less favorable to us than those that we could obtain from unaffiliated third-parties. Additionally, all such transactions shall be reviewed and approved by the Audit Committee, which will present its determination to the Board as a whole.

EXECUTIVE OFFICERS

The following table provides the name, age and position of each of our executive officers as of the record date. Certain biographical information for each executive officer follows the table.

Name	Age	Position
Luke D'Angelo	51	Chairman of the Board; Interim Chief Executive Officer Chief Investment Officer
Gary Wachs	64	Chief Financial Officer; Director
Robert Sanchez	58	Chief Technology Officer
Virgilio Llapitan	59	Executive Vice President
Michael Gross[1]	65	Director
____________________________

[1]	On December 04, 2019, Mr. Gross resigned as Chief Executive Officer and Mr. D’Angelo became Interim Chief Executive Officer.

Luke D’Angelo. - For biographical information about Mr. D’Angelo, see “Proposal 3: Election of Directors - Continuing Directors Not Standing for Election - Class II Directors (Terms Expire in 2022).”

Gary Wachs. - For biographical information about Wachs, see “Proposal 3: Election of Directors - Continuing Directors Not Standing for Election - Class II Directors (Terms Expire in 2022).”

Robert Sanchez has served as our Chief Technology Officer since March 2018. Mr. Sanchez has over 35 years of experience in wireless technologies and management. Prior to his work with us, Mr. Sanchez has served as Globalstar's Manager for the worldwide system deployment, integration and test program, the GM for the Ancillary Test Products and Optimization Group. He also managed the digital cellular program including the definition and development of industry standards for CDMA handsets and base stations for Qualcomm. Additionally, he served as VP & Chief Architect and co-founder of inCode Telecom Group, a global technology consulting firm of over 500 employees with 16 offices around the world. Since 2006, Mr. Sanchez Robert has been the CEO & President of GlobalTel Media, Inc. a technology firm responsible for developing several patents in A2P Short Messaging Services (SMS) and mobile payments.

Virgilio Llapitan, after founding his own independent insurance agency, transitioned into the merchant services industry in 2004, where he helped develop and market the original ACH Payment Processing systems for online merchants as the Chairman, COO, and Director of HIMC Corporation. Over the course of his 15 years' experience in the industry, Mr. Llapitan also served as a Universal Banker II for Ameris Bank/Bank of America and Director of Sales/Merchant services for Transcendent One.

Michael Gross. - For biographical information about Mr. Gross, see “Proposal 3: Election of Directors - Continuing Directors Not Standing for Election - Class II Directors (Terms Expire in 2022).”

Election of Officers

Our executive officers are currently elected by the Board on an annual basis and serve until their successors are duly elected and qualified, or until their earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

EXECUTIVE COMPENSATION

Compensation Objectives and Overview

As a fintech company, we operate in an extremely competitive, rapidly changing and heavily regulated industry. We believe that the skill, talent, judgment and dedication of our executive officers and other key employees are critical factors affecting our long-term stockholder value. Outside the compensation below, we have not paid any of our executive officers in the years ended December 31, 2019 and 2018, other than for reimbursement of expenses. We have not deferred any compensation. We intend to enter into appropriate compensation agreements in the event we successfully obtain funding that that will fairly compensate our executive officers, attract and retain highly qualified executive officers, motivate the performance of our executive officers towards, and reward the achievement of clearly defined corporate goals, and align our executive officers’ long-term interests with those of our stockholders. The Company does not maintain any stock option or other equity compensation plan that directly relates to executive compensation except the proposed amended Equity Incentive Plan as described in “Proposal 4: Approval of Amended Equity Incentive Plan.”

Compensation Committee

The compensation committee currently consists of no committee members. Upon creation, the compensation committee will review the performance of our management in achieving corporate objectives and aims to ensure that the executive officers are compensated effectively in a manner consistent with our compensation philosophy and competitive practice. In fulfilling this responsibility, the compensation committee will annually review the performance of each executive officer. Our Chief Executive Officer, as the manager of the executive team, assesses our executive officers’ contributions to the corporate goals and will make a recommendation to the compensation committee with respect to any merit increase in salary, cash bonus and equity award for each member of the executive team other than himself. The compensation committee will meet with the Chief Executive Officer to evaluate, discuss and modify or approve these recommendations. The compensation committee will also conduct a similar evaluation of the Chief Executive Officer’s contributions when the Chief Executive Officer is not present, and determine any increase in salary, cash bonus and equity.

2019 Summary Compensation Table

The following table summarizes the compensation that we paid to our Chief Executive Officer and each of our two other most highly compensated executive officers during the years ended December 31, 2019 and 2018. We refer to these executive officers in this Proxy Statement as our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compen-sation ($)	Total ($)
Luke D’Angelo
Chairman of the Board and Interim Chief Executive Officer	2019 2018	- -	- -	- -	- -	- -	- -	- -

Michael Gross
Director and Former Chief Executive Officer (1)	2019 2018	- -	- -	- -	- -	- -	- -	- -
Virgilio Llapitan
Executive Vice President	2019 2018	25,000 -	- -	- -	- -	- -	- -	25,000 -
Robert Sanchez
Chief Technology Officer	2019 2018	21,250 2,800	- -	- -	- -	- -	- -	21,250 2,800

Gary Wachs
Chief Financial Officer and Director	2019 2018	- -	- -	- -	- -	- -	- -	- -

(1)	Mr. Gross served as our Chief Executive Officer until December 04, 2019 at which time he resigned but maintained his position as a Director with the Company.

Narrative Explanation of Certain Aspects of the Summary Compensation Table

The compensation paid to our named executive officers in 2019 consisted solely of a base salary to certain executives. Outside the compensation above, and in an attempt by executives to show commitment to the Company, we have not paid any of our executive officers in the years ended December 31, 2019 and 2018, other than for reimbursement expenses. We have not deferred any compensation. We intend to enter into appropriate compensation agreements in the event we successfully obtain funding.

Employment Agreements with Our Executive Officers

In 2020, upon the creation of our compensation committee following its review of an executive compensation, we intend to enter into amended and restated employment agreements with each of our named executive officers (each an “Employment Agreement”). The Employment Agreements shall provide, if at all, for a starting base salary and a potential annual bonus, which is subject to adjustment by the Board from time to time. Each of the Employment Agreements will provide that the applicable named executive officer’s employment with us is “at will.” The named executive officers are entitled to receive all other benefits generally available to our executive officers. The Employment Agreements may also provide certain severance and change in control-related benefits to our named executive officers, including cash severance and vesting acceleration upon the occurrence of certain defined events.

Outstanding Equity Awards as of December 31, 2019

There were no outstanding equity awards to any named executive for the year ended December 31, 2019.

Severance and Change in Control Benefits

No employment agreements with our named executive officers provides severance and change in control benefits.

Benefits upon Death or Disability

Death of the Officer

The employment agreement of each of our named executive officers does not provide certain benefits if his employment is terminated on account of his death.

Disability of the Officer

The employment agreement of each of our named executive officers does not provide certain benefits if his employment is terminated on account of his disability

Other Benefits

Our executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life, disability and accidental death and dismemberment insurance, our employee stock purchase plan and our 401(k) plan, in each case on the same basis as other employees, subject to applicable law, should such benefits exist. We also provide vacation and other paid holidays to all employees, including our executive officers, which are comparable to those provided at peer companies. At this time, we do not provide special benefits or other perquisites to our executive officers.

Policies Regarding Recovery of Awards

Our Board of Directors have not adopted a policy that requires us to make retroactive adjustments to any cash or equity-based incentive compensation paid to executive officers (or others) where the payment was predicated upon the achievement of financial results that were subsequently the subject of a restatement. However, we may implement a clawback policy in accordance with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and the regulations that will be issued under that act.

Tax and Accounting Treatment of Compensation

Section 162(m) of the Internal Revenue Code places a limit of $1.0 million per person on the amount of compensation that we may deduct in any one year with respect to our Chief Executive Officer and certain of our other executive officers. While the Board of Directors considers deductibility factors when making compensation decisions, the board also looks at other considerations, such as providing our executive officers with competitive and adequate incentives to remain with us and increase our business operations, financial performance and prospects, as well as rewarding extraordinary contributions. No compensation to named executive officers exceeded this threshold in 2019.

We account for equity compensation paid to our employees under the rules of FASB ASC Topic 718, which requires us to estimate and record an expense for each award of equity compensation over the service period of the award. Accounting rules also require us to record cash compensation as an expense at the time the obligation is accrued. We have not tailored our executive compensation program to achieve particular accounting results.

Policies on Ownership, Insider Trading, Hedging and 10b5-1 Plans

We do not have formal stock ownership guidelines for our employees or directors, because the Board of Directors is satisfied that stock and option holdings among our employees or directors, are sufficient at this time to provide motivation and to align this group’s interests with those of our stockholders. In addition, we believe that stock ownership guidelines are rare in fintech companies at our stage, which means that ownership requirements would put us at a competitive disadvantage when recruiting and retaining high-quality executives.

Our insider trading policy, which is incorporated into our Code of Business Ethics prohibits certain actions by our Executive Officers relating to buying and selling our common stock. Our executive officers are authorized to enter into trading plans established according to Section 10b5-1 of the Exchange Act with an independent broker-dealer (“broker”) designated by us. These plans may include specific instructions for the broker to exercise vested options and sell Company stock on behalf of the executive officer at certain dates, if our stock price is above a specified level or both. Under these plans, the executive officer no longer has control over the decision to exercise and sell the securities in the plan, unless he or she amends or terminates the trading plan during a trading window. Plan modifications are not effective until the 31st day after adoption. The purpose of these plans is to enable executive officers to recognize the value of their compensation and diversify their holdings of our stock during periods in which the executive officer would be unable to sell our common stock because material information about us had not been publicly released. As of the record date, no named executive officer had a trading plan in place.

Stockholder Advisory Vote on Executive Compensation

Our Company did not hold an advisory vote on executive compensation in 2019 but may take such action in the future. Both our compensation committee, once in existence, and the Board intend to periodically reevaluate our executive compensation philosophy and practices in light of our performance, needs and developments, including the outcome of future non-binding advisory votes by our stockholders.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why am I receiving these proxy materials?

You received these proxy materials because you owned shares of AppTech Corp. common stock or Series A Preferred Stock as of May 21, 2020, the record date for the Annual Meeting, and our Board is soliciting your proxy to vote at the Annual Meeting. This Proxy Statement describes matters on which we would like you to vote at the Annual Meeting. It also gives you information on these matters so that you can make an informed decision.

Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a printed set of proxy materials?

Under rules adopted by the SEC, we are permitted to furnish our proxy materials over the Internet to our stockholders by delivering a Notice in the mail. Instead of mailing printed copies of the proxy materials to our stockholders, we are mailing the Notice to instruct stockholders on how to access and review the Proxy Statement and Annual Report over the Internet at www.iproxydirect.com/index.php/APCX. The Notice also instructs stockholders on how they may submit their proxy by mail or by phone. If you received a Notice and would like to receive a printed copy of our proxy materials, you should follow the instructions in the Notice for requesting these materials.

How do I attend the Annual Meeting online?

We will host the Annual Meeting exclusively live online, in part due to restrictions resulting from the Covid-19 pandemic. Any stockholder can attend the Annual Meeting live online at www.issuerdirect.com/virtual-event/APCX. To enter the Annual Meeting, you will need the password included in your Notice or your proxy card (if you received a printed copy of the proxy materials). Instructions on how to attend and participate online, including how to demonstrate proof of stock ownership, are posted at www.iproxydirect.com/index.php/APCX.

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on the record date will be entitled to vote at the Annual Meeting. On the record date, 86,538,325 shares of our common stock and 14 shares of our Series A Preferred Stock were outstanding. All of these outstanding shares are entitled to vote at the Annual Meeting on the matters described in this Proxy Statement. Each share of common stock is entitled to one vote. Each share of Series A Preferred Stock is entitled to one vote per share of common stock underlying the Series A Preferred Stock on an as-converted basis of 780 shares of common stock, which results in 10,920 votes for the Series A Preferred Stock as of the record date.

In accordance with Wyoming law, a list of stockholders entitled to vote at the Annual Meeting will be accessible for 10 days before the meeting at our principal place of business, 5876 Owens Ave., Suite 100, Carlsbad, California 92008, between the hours of 9:00 a.m. and 5:00 p.m. local time. In addition, during the Annual Meeting that list of stockholders will be available for examination at www.issuerdirect.com/virtual-event/APCX.

How do I vote at the Annual Meeting?

If on the record date your shares were registered directly in your name with our transfer agent, Transfer Online, then you are a stockholder of record. Stockholders of record may vote by using the Internet, by telephone or, if you received a proxy card by mail, by mail as described below. Stockholders also may attend the Annual Meeting virtually and vote during the Annual Meeting.

●
You may vote by using the Internet. The address of the website for Internet voting is www.iproxydirect.com/index.php/APCX. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Pacific Standard Time on July 27, 2020, the day before the Annual Meeting. However, the voting portal will reopen during the Annual Meeting enabling shareholders to vote during the meeting itself. Easy-to-follow instructions allow you to vote your shares and confirm that your instructions have been properly recorded.

●
You may vote by telephone. The toll-free telephone number is noted on your Notice of Internet Availability of Proxy Materials and proxy card. Telephone voting is available 24 hours a day and will be accessible until 11:59 p.m. Pacific Standard Time on July 27, 2020.

●
You may vote by mail. If you received a proxy card by mail and choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope. Your proxy card must be received by the close of business on July 28, 2020.

When you vote by any of the above methods, you appoint Luke D’Angelo our Interim Chief Executive Officer, and Jeff Moriarty, our Vice President, Corporate Counsel and Secretary, as your representatives (or proxyholders) at the Annual Meeting. By doing so, you ensure that your shares will be voted whether or not you attend the Annual Meeting. The proxyholders will vote your shares at the Annual Meeting as you have instructed them.

In addition, the proxyholders, in their discretion, are further authorized to vote (a) for the election of a person to the Board if a nominee named in this Proxy Statement becomes unable to serve or for good cause will not serve, (b) on any matter that the Board did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made and (c) on other matters that may properly come before the Annual Meeting and any adjournments or postponements thereof.

If you hold shares through a bank or broker (i.e., in “street name”), please refer to your proxy card, Notice or other information forwarded by your bank or broker to see which voting options are available to you.

The method you use to vote will not limit your right to vote at the Annual Meeting if you decide to attend. If you desire to vote at the Annual Meeting and hold your shares in “street name,” however, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote virtually at the Annual Meeting.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the stockholder of record of your shares, you may revoke your proxy in any one of three ways:

●	You may submit a subsequent proxy by using the Internet, by telephone or by mail with a later date;

●	You may deliver a written notice that you are revoking your proxy to the Secretary of the Company at 5876 Owens Ave., Suite 100, Carlsbad, California, 92008; or

●	You may attend the Annual Meeting virtually and vote your shares at the Annual Meeting. Simply attending the Annual Meeting without affirmatively voting will not, by itself, revoke your proxy.

If you are a beneficial owner of your shares, you must contact the broker or other nominee holding your shares and follow their instructions for changing your vote.

How many votes do you need to hold the Annual Meeting?

A quorum of stockholders is necessary to conduct business at the Annual Meeting. Under our amended and restated bylaws, a quorum will be present if the holders of a majority of the voting power of the outstanding shares of the Company entitled to vote generally in the election of directors is represented in person or by proxy at the Annual Meeting. (Under Wyoming law, if the board of directors of a company so authorizes, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication, be deemed present in person at a stockholders meeting. Our Board has so authorized.) On the record date, there were (a) 86,538,325 shares of common stock outstanding and entitled to vote and (b) shares of our outstanding Series A Preferred Stock entitled to 10,920 votes. Therefore, for us to have a quorum, 43,274,623 shares must be represented by stockholders present at the Annual Meeting or represented by proxy. The holders of the common stock and the Series A Preferred Stock (on an as converted basis) vote together as a single class on each of the proposals in this Proxy Statement.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you attend the Annual Meeting virtually and vote at that time. Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present for the transaction of business. If a quorum is not present, our Chief Executive Officer, who will preside at the Annual Meeting as chairman in accordance with our bylaws, may adjourn the Annual Meeting to another date and time.

What matters will be voted on at the Annual Meeting?

The following matters are scheduled to be voted on at the Annual Meeting:

●	Proposal 1: To amend the Articles of Domestication creating two classes of directors and staggering the terms of the Board;
●	Proposal 2: To elect three Class I directors nominated by our Board and named in this Proxy Statement to serve a term of one year until our 2021 annual meeting of stockholders;
●	Proposal 3: To elect four Class II directors nominated by our Board and named in this Proxy Statement to serve a term of two years until our 2022 annual meeting of stockholders;
●	Proposal 4: To approve the Equity Incentive Plan;

●	Proposal 5: To ratify the appointment of dbbmckennon as our independent registered public accounting firm for the year ending December 31, 2020;

Cumulative voting rights are authorized, and appraisal or dissenters’ rights are not applicable to these matters.

What will happen if I do not vote my shares?

Stockholder of Record: Shares Registered in Your Name. If you are the stockholder of record of your shares and you do not vote by proxy card, by telephone, via the Internet or virtually at the Annual Meeting, your shares will not be voted at the Annual Meeting.

Beneficial Owner: Shares Registered in the Name of Broker or Bank. Brokers or other nominees who hold shares of our common stock or preferred stock for a beneficial owner in street name have the discretion to vote on routine proposals when they have not received voting instructions from the beneficial owner at least 10 days prior to the Annual Meeting. A broker non-vote occurs when a broker or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares. Under the rules that govern brokers that are voting shares held in street name, brokers have the discretion to vote those shares on routine matters but not on non-routine matters. Proposal 5 is the only routine matter in this Proxy Statement. Therefore, your broker has the discretion to vote your shares on Proposal 5 but does not have discretion to vote your shares on Proposals 1, 2, 3 or 4.

We encourage you to provide instructions to your bank or brokerage firm by voting your proxy. This action ensures your shares will be voted at the Annual Meeting in accordance with your wishes.

How may I vote for each proposal and what is the vote required for each proposal?

Proposal 1: Amend the Articles of Domestication.

You may vote FOR or AGAINST or ABSTAIN from voting on Proposal 1. For this proposal to be approved, we must receive a FOR vote from the holders of a majority of all those outstanding shares that (a) are present or represented by proxy at the Annual Meeting, and (b) are cast either affirmatively or negatively on the Proposal. Abstentions and broker non-votes will not be counted FOR or AGAINST the proposal and will have no effect on the proposal.

Proposal 2: Election of Class I directors.

With respect to the election of the nominees for director, you may:

●	vote FOR the election of both nominees for director;

●	WITHHOLD your vote for both nominees for director; or

●	vote FOR the election of certain nominees for director except a particular nominee; or
●	exercise cumulative voting rights and allocate shares to vote FOR in association with those rights.

Directors are elected by a plurality of the votes cast at the Annual Meeting, meaning the nominees who are properly nominated in accordance with our amended and restated bylaws and receive the three highest FOR votes will be elected. Only votes cast FOR a nominee will be counted. An instruction to WITHHOLD authority to vote for a nominee will result in the nominee receiving fewer votes, but will not count as a vote against the nominee. Abstentions and broker non-votes will have no effect on the outcome of the election of directors.

Directors are elected with the authorization of cumulative voting rights. Under cumulative voting rights, each shareholder is entitled to one vote per share multiplied by the number of directors to be elected (three). The shareholder may then allocate these shares to cast FOR votes in whichever proportion they deem fit to any nominee.

Proposal 3: Election of Class II directors.

With respect to the election of the nominees for director, you may:

●	vote FOR the election of both nominees for director;

●	WITHHOLD your vote for both nominees for director; or

●	vote FOR the election of both nominees for director except a particular nominee; or
●	exercise cumulative voting rights and allocate shares to vote FOR in association with those rights.

Directors are elected by a plurality of the votes cast at the Annual Meeting, meaning the nominees who are properly nominated in accordance with our amended and restated bylaws and receive the two highest FOR votes will be elected. Only votes cast FOR a nominee will be counted. An instruction to WITHHOLD authority to vote for a nominee will result in the nominee receiving fewer votes, but will not count as a vote against the nominee. Abstentions and broker non-votes will have no effect on the outcome of the election of directors.

Directors are elected with the authorization of cumulative voting rights. Under cumulative voting rights, each shareholder is entitled to one vote per share multiplied by the number of directors to be elected (three). The shareholder may then allocate these shares to cast FOR votes in whichever proportion they deem fit to any nominee.

Proposal 4: Approval of the Equity Incentive Plan.

You may vote FOR or AGAINST or ABSTAIN from voting on Proposal 4. For this proposal to be approved, we must receive a FOR vote from the holders of a majority of all those outstanding shares that (a) are present or represented by proxy at the Annual Meeting, and (b) are cast either affirmatively or negatively on the Proposal. Abstentions and broker non-votes will not be counted FOR or AGAINST the proposal and will have no effect on the proposal.

Proposal 5: Ratification of the appointment of dbbmckennon as our independent registered public accounting firm for the year ending December 31, 20120.

You may vote FOR or AGAINST or ABSTAIN from voting on Proposal 5. For this proposal to be approved, we must receive a FOR vote from the holders of a majority of all those outstanding shares that (a) are present or represented by proxy at the Annual Meeting, and (b) are cast either affirmatively or negatively on the Proposal. Abstentions and broker non-votes will not be counted FOR or AGAINST the proposal and will have no effect on the proposal.

How does the Board recommend that I vote?

The Board recommends that you vote FOR each director nominee in Proposals 2 and 3, and FOR Proposals 1, 4 and 5.

What happens if I sign and return my proxy card but do not provide voting instructions?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted:

●	Proposal 1: FOR amending the Articles of Domestication;

●	Proposal 2: FOR the election of each nominee for Class I director;
●	Proposal 3: FOR the election of each nominee for Class II director;
●	Proposal 4: FOR the Approval of the Equity Incentive Plan;

●	Proposal 5: FOR the ratification of the appointment of dbbmckennon as our independent registered public accounting firm for the year ending December 31, 2020;

Could other matters be decided at the Annual Meeting?

We do not know of any other matters that may be presented for action at the Annual Meeting. The proxyholders, in their discretion, are further authorized to vote (a) for the election of a person to the Board if a nominee named in this Proxy Statement becomes unable to serve or for good cause will not serve, (b) on any matter that the Board did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made and (c) on other matters that may properly come before the Annual Meeting and any adjournments or postponements thereof.

What happens if a director nominee is unable to stand for election?

If a nominee is unable to stand for election, the Board may either:

●	reduce the number of directors that serve on the Board; or

●	designate a substitute nominee.

If the Board designates a substitute nominee, the proxyholders will exercise their discretion as described above and vote for the substitute nominee.

How do I attend the virtual Annual Meeting?

We are hosting the Annual Meeting exclusively online at www.issuerdirect.com/virtual-event/APCX. The Notice includes instructions on how to participate in the Annual Meeting via the Internet and how to vote your shares of our capital stock online at www.iproxydirect.com/index.php/APCX. You will need to enter the control number received with your proxy card or Notice of Internet Availability of Proxy Materials to enter the Annual Meeting via the online web portal.

Who is paying for this proxy solicitation?

The accompanying proxy is being solicited by the Board. In addition to this solicitation, our directors and employees may solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. In addition, we may also retain one or more third parties to aid in the solicitation of brokers, banks and institutional and other stockholders. We will pay for the entire cost of soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What happens if the Annual Meeting is postponed or adjourned?

Unless the polls have closed or you have revoked your proxy, your proxy will still be in effect and may be voted once the Annual Meeting is reconvened. However, you will still be able to change or revoke your proxy with respect to any proposal until the polls have closed for voting on that proposal.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results are expected to be announced at the Annual Meeting. Final voting results will be reported on a Current Report on Form 8-K filed with the SEC no later than four business days following the conclusion of the Annual Meeting.

How can I find AppTech’s proxy materials and Annual Report on the Internet?

This Proxy Statement and the Annual Report are available at our corporate website at www.apptechcorp.com. You also can obtain copies without charge at the SEC’s website at www.sec.gov. Additionally, in accordance with SEC rules, you may access these materials at www.iproxydirect.com/index.php/APCX., which does not have “cookies” that identify visitors to the site.

How do I obtain a separate set of AppTech’s proxy materials if I share an address with other stockholders?

In some cases, stockholders holding their shares in a brokerage or bank account who share the same surname and address and have not given contrary instructions receive only one copy of the Notice. This practice is designed to reduce duplicate mailings and save printing and postage costs as well as natural resources. If you would like to have a separate copy of the Notice, the Proxy Statement or the Annual Report mailed to you or to receive separate copies of future mailings, please submit your request to the address or phone number that appears on your Notice or proxy card. We will deliver such additional copies promptly upon receipt of such request.

In other cases, stockholders receiving multiple copies of the Notice at the same address may wish to receive only one. If you would like to receive only one copy if you now receive more than one, please submit your request to the address or phone number that appears on your Notice or proxy card.

Can I receive future proxy materials and annual reports electronically?

Yes. This Proxy Statement and the Annual Report are available on our investor relations website located at http://www.apptechcorp.com/investor-relations and www.iproxydirect.com/index.php/APCX. Instead of receiving paper copies in the mail, stockholders can elect to receive an email that provides a link to our future annual reports and proxy materials on the Internet. Opting to receive your proxy materials electronically will save us the cost of producing and mailing documents to your home or business, will reduce the environmental impact of our annual meetings.

Whom should I call if I have any questions?

If you have any questions, would like additional AppTech proxy materials or proxy cards, or need assistance in voting your shares, please contact Investor Relations, AppTech Corp., 5876 Owens Ave, Suite 100, Carlsbad, California 92008 or by telephone at (760) 707-5955.

Can I submit a proposal for inclusion in the proxy statement for the 2021 annual meeting?

Our stockholders may submit proper proposals (other than the nomination of directors) for inclusion in our proxy statement and for consideration at our 2021 annual meeting of stockholders by submitting their proposals in writing to the Secretary of the Company in a timely manner. To be considered for inclusion in our proxy materials for the 2021 annual meeting of stockholders, stockholder proposals must:

●
be received by the Secretary of the Company no later than the close of business on December 31, 2020 (which is the 120th day prior to the first anniversary of the date that we released this Proxy Statement to our stockholders for this Annual Meeting); and

●	otherwise comply with the requirements of Wyoming law, Rule 14a-8 of the Exchange Act and our amended and restated bylaws.

Unless we receive notice in the foregoing manner, the proxyholders shall have discretionary authority to vote for or against any such proposal presented at our 2021 annual meeting of stockholders. If we change the date of the 2021 annual meeting of stockholders by more than 30 days from the anniversary of this year’s Annual Meeting, stockholder proposals must be received a reasonable time before we begin to print and mail our proxy materials for the 2021 annual meeting of stockholders.

Can I submit a nomination for director candidates and proposals not intended for inclusion in the proxy statement for the 2021 annual meeting?

Our stockholders who wish to (a) nominate persons for election to the Board at the 2021 annual meeting of stockholders or (b) present a proposal at the 2021 annual meeting of stockholders, but who do not intend for such proposal to be included in our proxy materials for such meeting, must deliver written notice of the nomination or proposal to AppTech Corp, 5876 Owens Ave, Suite 100, Carlsbad, California 92008, Attention: Secretary no later than the close of business on the later of (a) the 90th day prior to the 2021 annual meeting of stockholders and (b) the 10th day following the day we first publicly announce the date of the 2021 annual meeting. The stockholder’s written notice must include certain information concerning the stockholder and each nominee and proposal, as specified in our amended and restated bylaws.

Where can I obtain a copy of the Company’s amended and restated bylaws?

A copy of our amended and restated bylaw provisions governing the notice requirements set forth above may be obtained by writing to the Secretary of the Company. A current copy of our amended and restated bylaws is also available at our corporate website at www.apptechcorp.com. Such requests and all notices of proposals and director nominations by stockholders should be sent to AppTech Corp., 5876 Owens Ave., Suite 100, Carlsbad, California 92008, Attention: Secretary.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on Tuesday, July, 28, 2020: This Proxy Statement and the Annual Report are available on-line at www.iproxydirect.com/index.php/APCX.

OTHER MATTERS

This Proxy Statement and the Annual Report are available at our corporate website at www.apptechcorp.com. You also can obtain copies without charge at the SEC’s website at www.sec.gov. Additionally, in accordance with SEC rules, you may access these materials at www.iproxydirect.com/index.php/APCX., which does not have “cookies” that identify visitors to the site.

In our filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As provided under SEC regulations, the “Audit Committee Report” contained in this Proxy Statement specifically is not incorporated by reference into any other filings with the SEC and shall not be deemed to be “soliciting material.” In addition, this Proxy Statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this Proxy Statement.

As previously noted, our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 is available at www.iproxydirect.com/index.php/APCX. The Annual Report does not include exhibits (other than certain certifications) but does include a list of exhibits, as filed with the SEC. We will furnish to each person whose proxy is solicited, upon our receipt of the written request of that person, a copy of the exhibits to our Annual Report for a charge of 10 cents per page. Please direct your request to AppTech Corp., 5876 Owens Ave., Suite 100, Carlsbad, California, 92008, Attn: Secretary.

CONTACT FOR QUESTIONS AND ASSISTANCE WITH VOTING

If you have any questions or require any assistance with voting your shares or need additional copies of this Proxy Statement or voting materials, please contact:

Investor Relations
AppTech Corp.
5876 Owens Ave.,
Suite 100
Carlsbad, California 92008

It is important that your shares are represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please vote by using the Internet or by telephone or, if you received a paper copy of the proxy card by mail, by signing and returning the enclosed proxy card, so your shares will be represented at the Annual Meeting.

The form of proxy card and this Proxy Statement have been approved by the Board and are being mailed or delivered to stockholders by its authority.

The Board of Directors of AppTech Corp.

Carlsbad, Ca
June 12, 2020

**Appendix A**

**PROPOSED AMENDMENT OF THE ARTICLES OF DOMESTICATION**

Profit Corporation
Articles of Amendment

1. Corporation Name: AppTech Corp.

2. Article number(s) 13 is amended as follows:

The Corporation shall be governed by a Board of Directors consisting of seven (7) directors. The directors shall be divided into three (3) Class I directors and four (4) Class II directors. The directors shall serve staggered two-year terms. Vacancies which occur during a term may be filled by the Board of Directors for the remainder of the term.

3. If the amendment provides for an exchange, reclassification of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment. ______________________

4. The amendment was adopted on: July 28, 2020

5. Approval of the amendment:

☒ **Shares were *not* issued** and the board of directors or incorporators have adopted the amendment.

**OR**

☐ **Shares were issued** and the board of directors have adopted the amendment *without shareholder*, in compliance with w.S. 17-16-1005.

**OR**

☐ **Share were issued** and the board of directors have adopted the amendment *with shareholder approval*, in compliance with W.S. 17-16-1003.

Signature: ______________________ Date: ______________

**WRITTEN CONSENT OF THE**
**BOARD OF DIRECTORS**
**OF**
**APPTECH CORP., INC**
**A Wyoming Corporation**

We, the undersigned, members of the Board of Directors of AppTech Corp., a corporation organized under the laws of the State of Wyoming, being the sole members of such Board as presently constituted, do by this writing consent to take the following actions and adopt the following resolutions:

WHEREAS, it is deemed in the best interests of this Corporation and its shareholders to set the number of Directors to seven members.

WHEREAS, it is further deemed in the best interests of this Corporation and its shareholders to create two classes of directors (Class I and Class II), which is comprised of three Class I Directors and four Class II Directors, which shall be elected to staggered two-year terms.

NOW, THEREFORE, IT IS HEREBY RESOLVED, that Article 13 of the Articles of Domestication on file with the Wyoming Secretary of State on July 18, 2011, which incorporated the Articles of Incorporation of this Corporation previously filed with the State of Nevada Secretary of State, which was amended on 08/08/2011, 01/31/2012, 01/28/2013, and 10/31/2013 shall amend to read as follows:

The Corporation shall be governed by a Board of Directors consisting of seven (7) directors. The directors shall be divided into three (3) Class I directors and four (4) Class II directors. The directors shall serve staggered two-year terms. Vacancies which occur during a term may be filled by the Board of Directors for the remainder of the term.

RESOLVED FURTHER, that the amendment shall only go into effect upon approval of the shareholders at the 2020 Annual Shareholder Meeting.

RESOLVED FURTHER, that the officers of this Corporation are hereby authorized to take any and all actions to implement the resolution(s) contained herein.

IN WITNESS WHEREOF, the undersigned executed this Written Consent of the Board of Directors as of this seventeenth day of March, 2020.

________________________

Luke D'Angelo
Interim CEO

appTech
5876 Owens Ave. Ste. 100
Carlsbad, Ca 92008

# Appendix B

## AppTech Equity Incentive Plan

### 1. Purpose of the Plan

The purpose of this Plan is to strengthen AppTech Corp. (the "Company") by providing incentive stock awards as a means to attract, retain and motivate Employees, Directors, Merchants, Referral Partners and Channel Partners, and Other Individuals.

### 2. Administration of the Plan

This Plan shall be administered by the Compensation Committee (the "Committee") composed of members selected by, and serving at the pleasure of, the Board of Directors. The Committee shall have the power to make all determinations necessary for the administration of the Plan. If no such Committee is in place, the Board of Directors shall be responsible for administering the Plan.

### 3. Grant of Stock Award

The Compensation Committee, or in its absence, the Board of Directors, is authorized to grant incentive stock awards in association with employee, director, independent contractor, merchant, referral partner, channel partner and other agreements. Any stock award granted under this Plan shall be granted within three (3) years from the date the Plan is adopted.

### 4. Stock Subject to the Plan

The aggregate number of shares that may be issued pursuant to options granted under this Plan shall be 5,000,000 (five million) shares of restricted stock units ("RSUs") in the Company. All RSUs are subject to the vesting schedule and limitations as described in the respective agreements granting the RSU.

### 5. Aggregate Fair Market Value

The fair market value shall be determined by aggregate fair market value of the stock, as determined in good faith, by the Committee at the time of the stock award is granted.

### 6. Manner of Stock Award

Any stock award granted pursuant to this Plan shall contain provisions, established by the Committee, or in its absence, the Board of Directors, setting forth the manner of receiving the stock award. The stock award may be subject to earlier termination as provided in this Plan. The individual receiving the stock award shall have the right to receive property at the time of receiving the stock award.

### 7. Stock Award is Non-Transferable

The terms of any stock award granted under this Plan shall make the stock award non-transferable by the individual except by will or the laws of decent and distribution, and only awarded to the individual during his or her lifetime.

5876 Owens Ave. Ste. 100
Carlsbad, Ca 92008

**8. Stock Subject to Stock Award**

The Company shall at all times during the term of this Plan reserve the number of shares required to meet the requirements of this Plan, and shall pay fees and expenses necessarily incurred by the Company in connection with granting the stock awards under this Plan.

In the event of a stock split, reverse stock split, stock dividend, combination, or reclassification of the Company's stock, an appropriate and proportionate adjustment shall be made in the number of shares to which stock options may be granted. A corresponding change shall be made to the number and kind of shares of unearned shares under this Plan.

**9. Merger, Consolidation, or Dissolution of Company**

Following the merger of one or more Companies into the Company, or any consolidation of the Company and one or more Companies, in which the Company is the surviving Company, the stock awards under this Plan shall apply to the shares of the surviving Company. In this event, the number of shares awarded is subject to adjustments as described in section 9 of the Plan.

Notwithstanding any other provision of this Plan, all stock awards under this Plan shall terminate on the dissolution or liquidation of the Company, or on any merger or consolidation in which the Company is not the surviving Company.

**10. Other Stock Award Terms**

Any stock award granted pursuant to this Plan shall contain any other terms that the Board of Directors, the Company's legal counsel, or the Committee deems necessary.

**11. Amendment and Termination of the Plan**

The Board of Directors may at any time amend or terminate this Plan. No stock award may be granted after termination. However, the amendment or termination of the Plan shall not alter any rights or obligation under a stock award previously granted, unless the individual consents to that alteration.

Signature

Luke D'Angelo
**Interim CEO/Chairman of the Board**

6/12/2020
Date

APPTECH CORP THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS – JULY 28, 2020 AT 9:30 AM PST
CONTROL ID:
REQUEST ID:

AppTech Corp., a Wyoming Corporation (the “Company”) will be held exclusively online via the Internet at www.issuerdirect.com/virtual-event/apcx on Tuesday, July 28, 2020 at 9:30 a.m. Pacific Standard Time.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS
If you vote by phone, fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to 202-521-3464.
INTERNET:	https://www.iproxydirect.com/APCX
PHONE:	1-866-752-VOTE(8683)

ANNUAL MEETING OF THE STOCKHOLDERS OFAPPTECH CORP	PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Proposal 1	FOR ALL	AGAINST	ABSTAIN
Amendment of AppTech’s Articles of Domestication to expand the Board of Directors from 5 members to 7 separated into Class I and Class II Directors with staggered 2-year terms.	☐	☐	☐	CONTROL ID:
REQUEST ID:
Proposal 2	FOR	WITHHOLD
Election of 3 members to the Class I Board of Directors:
Ron Huang	☐	☐
William Huff	☐	☐
Michael O’Neal	☐	☐
Proposal 3	FOR	WITHHOLD
Election of 4 members to the Class II Board of Directors:
Luke D’Angelo	☐	☐
Michael Gross	☐	☐
Gary Wachs	☐	☐
Christopher Williams	☐	☐
Proposal 4	FOR	AGAINST	ABSTAIN
Approval of AppTech’s Equity Incentive Plan.	☐	☐	☐

Proposal 5	FOR	AGAINST	ABSTAIN
Ratification of dbbmckennon as AppTech’s independent registered public accounting firm for the year ending in December 31, 2020.	☐	☐	☐

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐

MARK HERE FOR ADDRESS CHANGE ☐ New Address (if applicable):
________________________
________________________
________________________

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2020

(Print Name of Stockholder and/or Joint Tenant)

(Signature of Stockholder)

(Second Signature if held jointly)